Exhibit 99.1

Dolby Laboratories Reports Third Quarter Fiscal 2017 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--July 25, 2017--Dolby Laboratories, Inc. (NYSE: DLB) today announced the Company's financial results for the third quarter (Q3) of fiscal 2017. For the third quarter, Dolby reported total revenue of $305.7 million, compared to $277.6 million for the third quarter of fiscal 2016.

Third quarter GAAP net income was $76.0 million, or $0.73 per diluted share, compared to $63.6 million, or $0.62 per diluted share, for the third quarter of fiscal 2016. On a non-GAAP basis, third quarter net income was $89.2 million, or $0.86 per diluted share, compared to $78.3 million, or $0.76 per diluted share, for the third quarter of fiscal 2016. Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

“We had solid financial results this quarter,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “We also expanded our content ecosystem in Dolby Vision and Dolby Atmos, and grew our Dolby Cinema footprint by adding Les Cinémas Gaumont Pathé as a partner in Europe.”

Dividend

Today, Dolby announced a cash dividend of $0.14 per share of Class A and Class B common stock, payable on August 15, 2017, to stockholders of record as of the close of business on August 7, 2017.

Financial Outlook

Q4 Fiscal 2017

Dolby is providing the following estimates for its fourth quarter (Q4) of fiscal 2017:

  Total revenue will range from $230 million to $250 million
  Gross margin percentages will be between 87 percent and 88 percent on a GAAP basis, and between 88 percent and 89 percent on a non-GAAP basis
  Operating expenses will range from $176 million to $180 million on a GAAP basis, and from $158 million to $162 million on a non-GAAP basis
  Diluted earnings per share will be between $0.22 and $0.28 on a GAAP basis, and between $0.36 and $0.42 on a non-GAAP basis
  Effective tax rate will be between 24 percent and 25 percent on both a GAAP and non-GAAP basis

Fiscal Year 2017

Dolby is providing the following estimates for its fiscal 2017:

  The midpoint of total revenue guidance remains at approximately $1.08 billion
  Operating expenses will be approximately $706 million on a GAAP basis and approximately $635 million on a non-GAAP basis

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss Q3 fiscal 2017 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Tuesday, July 25, 2017. Access to the teleconference will be available over the Internet from http://investor.dolby.com/events.cfm or by dialing 1-888-504-7958. International callers can access the conference call at 1-719-325-2478.

A replay of the call will be available from 5:00 p.m. PT on Tuesday, July 25, 2017, until 9:00 p.m. PT on Tuesday, August 1, 2017, by dialing 1-844-512-2921 (international callers can access the replay by dialing 1-412-317-6671) and entering the confirmation code 8094306. An archived version of the teleconference will also be available on the Dolby Laboratories website, http://investor.dolby.com/events.cfm.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Specifically, we exclude the following as adjustments from one or more of our non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective and complex assumptions in the methodologies used to value the various stock-based award types that we grant. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between our underlying operating results and those of other companies, we exclude stock-based compensation expense.

Expense associated with dividend equivalents paid on restricted stock units: In connection with a special dividend declared in the first quarter of fiscal 2013, we modified restricted stock units (RSUs) that were unvested at that time to preserve their pre-cash dividend economic value. The special dividend was a discrete and infrequent event that is not representative of our normal operating activities; therefore, we exclude the compensation cost related to the dividend equivalents to provide a more accurate view of our underlying operating results.

Amortization of acquisition-related intangibles: We amortize intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. We record amortization charges relating to these intangible assets in our GAAP financial statements, and we view these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of our acquisitions. As these amortization charges do not directly correlate to our operations during any particular period, and often remain unchanged between reporting periods, we exclude these charges to facilitate an evaluation of our current operating results and comparisons to our past operating performance.

Restructuring charges: Restructuring charges are costs associated with a formal restructuring plan and primarily relate to employee severance benefits and asset impairments. We exclude restructuring costs, including any adjustments to charges recorded in prior periods, as we believe that these costs are not representative of our normal operating activities and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Income tax adjustments: We believe that excluding the income tax effect of the aforementioned non-GAAP adjustments provides a more accurate view of our underlying operating results to management and investors.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby's business. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby Laboratories investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for Q4 fiscal 2017 and fiscal 2017, our ability to advance our long-term objectives and future dividend payments are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which Dolby operates, including the Broadcast, PC, Consumer Electronics, Mobile, Cinema, and Other Markets; the loss of, or reduction in sales by, a key customer or licensee; pricing pressures; risks associated with the rate at which OEMs include optical disc playback in Windows® devices and the rate of consumer adoption of Windows operating systems; risks that a shift from disc-based media to online media content could result in fewer devices with Dolby® technologies; risks associated with the effects of macroeconomic conditions, including trends in consumer spending; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including back payments; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; Dolby's ability to increase its revenue streams and to expand its business generally, and to expand its business beyond audio technologies to other technologies; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in its most recent quarterly report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) creates audio, video, and voice technologies that transform entertainment and communications in mobile devices, at the cinema, at home, and at work. For more than 50 years, sight and sound experiences have become more vibrant, clear, and powerful in Dolby. For more information, please visit www.dolby.com.

Dolby, Dolby Atmos, and the double-D symbol are registered trademarks of Dolby Laboratories. Dolby Cinema and Dolby Vision are trademarks of Dolby Laboratories. All other trademarks remain the property of their respective owners. DLB-F

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	June 30,	July 1,	June 30,	July 1,
	2017	2016	2017	2016
Revenue:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Licensing	$278,106	$253,026	$752,422	$713,491
Products	22,569	20,638	71,493	65,510
Services	4,990	3,923	15,491	13,740
Total revenue	305,665	277,587	839,406	792,741

Cost of revenue:
Cost of licensing	12,711	6,620	29,628	19,851
Cost of products	14,910	14,098	46,618	47,114
Cost of services	4,504	3,903	12,823	11,795
Total cost of revenue	32,125	24,621	89,069	78,760

Gross margin	273,540	252,966	750,337	713,981

Operating expenses:
Research and development	59,631	54,977	175,490	160,393
Sales and marketing	73,480	74,234	220,275	220,503
General and administrative	44,497	42,570	129,290	129,130
Restructuring charges/(credits)	—	(10)	—	1,245
Total operating expenses	177,608	171,771	525,055	511,271

Operating income	95,932	81,195	225,282	202,710

Other income/expense:
Interest income	2,511	1,464	6,511	4,011
Interest expense	(31)	(26)	(94)	(88)
Other income/(expense), net	(2,109)	(849)	(1,546)	(1,542)
Total other income	371	589	4,871	2,381

Income before income taxes	96,303	81,784	230,153	205,091
Provision for income taxes	(20,117)	(18,017)	(49,666)	(42,768)
Net income including controlling interest	76,186	63,767	180,487	162,323
Less: net (income) attributable to controlling interest	(143)	(139)	(480)	(396)
Net income attributable to Dolby Laboratories, Inc.	$76,043	$63,628	$180,007	$161,927

Net income per share:
Basic	$0.75	$0.63	$1.77	$1.61
Diluted	$0.73	$0.62	$1.73	$1.59
Weighted-average shares outstanding:
Basic	101,905	100,533	101,725	100,578
Diluted	104,222	102,677	103,986	101,979

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	September 30,
	2017	2016
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$592,616	$516,112
Restricted cash	6,187	3,645
Short-term investments	247,665	121,629
Accounts receivable, net	82,102	75,688
Inventories	19,950	16,354
Prepaid expenses and other current assets	29,790	26,302
Total current assets	978,310	759,730
Long-term investments	303,320	393,904
Property, plant, and equipment, net	476,353	443,656
Intangible assets, net	196,494	215,342
Goodwill	309,911	309,616
Deferred taxes	178,466	166,790
Other non-current assets	30,252	21,068
Total assets	$2,473,106	$2,310,106

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,728	$17,544
Accrued liabilities	176,985	169,055
Income taxes payable	852	2,304
Deferred revenue	22,835	24,180
Total current liabilities	213,400	213,083
Long-term deferred revenue	36,123	35,366
Other non-current liabilities	101,204	82,922
Total liabilities	350,727	331,371

Stockholders’ equity:
Class A common stock	57	57
Class B common stock	44	44
Additional paid-in capital	51,426	42,032
Retained earnings	2,075,559	1,938,320
Accumulated other comprehensive (loss)	(11,518)	(10,197)
Total stockholders’ equity – Dolby Laboratories, Inc.	2,115,568	1,970,256
Controlling interest	6,811	8,479
Total stockholders’ equity	2,122,379	1,978,735
Total liabilities and stockholders’ equity	$2,473,106	$2,310,106

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year-To-Date Ended
	June 30,	July 1,
	2017	2016
Operating activities:	(unaudited)	(unaudited)
Net income including controlling interest	$180,487	$162,323
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64,543	63,829
Stock-based compensation	48,940	51,473
Amortization of premium on investments	2,077	3,288
Excess tax benefit from exercise of stock options	(4,881)	(1,313)
Provision for doubtful accounts	1,167	1,133
Deferred income taxes	(11,446)	(5,838)
Other non-cash items affecting net income	2,547	306
Changes in operating assets and liabilities:
Accounts receivable	(7,576)	8,798
Inventories	(6,840)	(6,024)
Prepaid expenses and other assets	(10,657)	(11,075)
Accounts payable and other liabilities	14,877	10,808
Income taxes, net	19,033	(1,612)
Deferred revenue	(560)	8,052
Other non-current liabilities	773	(193)
Net cash provided by operating activities	292,484	283,955

Investing activities:
Purchase of investments	(204,447)	(247,680)
Proceeds from sales of investment securities	36,579	242,141
Proceeds from maturities of investment securities	126,199	77,668
Purchases of PP&E	(81,668)	(77,079)
Purchase of intangible assets	(5,250)	(118,770)
Change in restricted cash	(2,542)	(2,737)
Net cash used in investing activities	(131,129)	(126,457)

Financing activities:
Proceeds from issuance of common stock	47,765	44,067
Repurchase of common stock	(74,994)	(84,854)
Payment of cash dividend	(42,768)	(36,256)
Distribution to controlling interest	(2,094)	(214)
Excess tax benefit from exercise of stock options	4,881	1,313
Shares repurchased for tax withholdings on vesting of restricted stock	(16,875)	(12,153)
Net cash used in financing activities	(84,085)	(88,097)

Effect of foreign exchange rate changes on cash and cash equivalents	(766)	(1,336)
Net increase in cash and cash equivalents	76,504	68,065
Cash and cash equivalents at beginning of period	516,112	531,926
Cash and cash equivalents at end of period	$592,616	$599,991

GAAP to Non-GAAP Reconciliations
(in millions, except per share data)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the third quarter of fiscal 2017 and 2016:

	Fiscal Quarter Ended
	June 30,	July 1,
Net income:	2017	2016
GAAP net income	$76.0	$63.6
Stock-based compensation	15.7	16.0
RSU dividend equivalent	—	0.2
Amortization of acquisition-related intangibles	2.6	3.8
Income tax adjustments	(5.1)	(5.3)
Non-GAAP net income	$89.2	$78.3

	Fiscal Quarter Ended
	June 30,	July 1,
Diluted earnings per share:	2017	2016
GAAP diluted earnings per share	$0.73	$0.62
Stock-based compensation	0.16	0.16
RSU dividend equivalent	—	—
Amortization of acquisition-related intangibles	0.02	0.04
Income tax adjustments	(0.05)	(0.06)
Non-GAAP diluted earnings per share	$0.86	$0.76

Shares used in computing diluted earnings per share	104	103

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the fourth quarter of fiscal 2017 and fiscal year 2017 included in this release:

Gross margin:	Q4 2017
GAAP gross margin (low - high end of range)	87% - 88%
Stock-based compensation	0.2%
Amortization of acquisition-related intangibles	0.8%
Non-GAAP gross margin (low - high end of range)	88% - 89%

Operating expenses:	Q4 2017	Fiscal 2017
GAAP operating expenses (low - high end of range)	$176 - $180	$706
Stock-based compensation	(17.0)	(66.0)
Amortization of acquisition-related intangibles	(1.0)	(5.0)
Non-GAAP operating expenses (low - high end of range)	$158 - $162	$635

	Q4 2017
Diluted earnings per share:	Low	High
GAAP diluted earnings per share	$0.22	$0.28
Stock-based compensation	0.16	0.16
Amortization of acquisition-related intangibles	0.03	0.03
Income tax adjustments	(0.05)	(0.05)
Non-GAAP diluted earnings per share	$0.36	$0.42

Shares used in computing diluted earnings per share	104	104

CONTACT:
Dolby Laboratories
Investor Contact:
Elena Carr, 415-645-5583
investor@dolby.com
or
Media Contact:
Tony Carter, 404-316-0201
tony.carter@dolby.com